                                                                     Exhibit 3.4

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              SOFT WAVE MEDIA, INC.

                                    ARTICLE I
                                  STOCKHOLDERS

                                1. ANNUAL MEETING

                  A meeting of the  stockholders  shall be held annually for the election of directors and the transaction of other business on such date in each year as may be determined by the Board of Directors,  but in no event later than
277 days after the last day of the Corporation's preceding fiscal year.

                               2. SPECIAL MEETINGS

                  Special  meetings  of the  stockholders  may be  called by the
Board of Directors, Non-Executive Chairman of the Board, Chief Executive Officer
or  President  and shall be called by the Board upon the written  request of the holders of record of a majority  of the  outstanding  shares of the  Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed  meeting.  At such special  meetings the only  business  which may be  transacted  is that  relating  to the  purpose  or purposes set forth in the notice thereof.

                              3. PLACE OF MEETINGS

                  Meetings  of the  stockholders  shall  be held  at such  place within  or  outside  of the  State of  Delaware  as may be fixed by the Board of
Directors. If no place is so fixed, such meetings shall be held at the principal office of the Corporation.

                              4. NOTICE OF MEETINGS

                  Notice of each meeting of the  stockholders  shall be given in writing and shall state the place,  date and hour of the meeting and the purpose or purposes for which the meeting is called.  Notice of a special  meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

                  If, at any meeting,  action is proposed to be taken which,  if taken, would entitle objecting stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

                  A  copy  of  the  notice  of  each  meeting  shall  be  given, personally  or by first class  mail,  not less than ten nor more than sixty days before the date of the  meeting,  to each  stockholder  entitled to vote at such meeting.  If  mailed,  such  notice  shall be  deemed to have  been  given  when deposited in the United States mail, with postage thereon  prepaid,  directed to the stockholder at such stockholder's address as it appears on the record of the
Corporation,  or, if the stockholder  shall have filed with the Secretary of the
Corporation a written  request that notices to the stockholder be mailed to some other address, then directed to the stockholder at such other address.

                  Any notice given to a  stockholder  under any provision of the
General  Corporation Law of the State of Delaware (the "DGCL"),  the Certificate
of  Incorporation or By-Laws shall be effective if given by a form of electronic transmission  consented  to by such  stockholder.  Any  such  consent  shall  be revocable by a stockholder  by written  notice to the  Corporation  and shall be deemed revoked under the  circumstances  described in the DGCL.  Notice given to stockholders by electronic transmission shall be given as provided in the DGCL.

                  When a meeting is adjourned to another time or place, it shall not be  necessary  to give any notice of the  adjourned  meeting if the time and place to which the meeting is  adjourned  are  announced at the meeting at which the  adjournment  is  taken.  At  the  adjourned  meeting  any  business  may be transacted  that might have been transacted on the original date of the meeting.
However, if after the adjournment the Board of Directors fixes a new record date for the adjourned  meeting,  a notice of the adjourned meeting shall be given to each  stockholder of record on the new record date entitled to notice under this
Section 4.

                               5. WAIVER OF NOTICE

                  Notice of a meeting need not be given to any  stockholder  who submits a signed  waiver of  notice,  in person or by proxy,  whether  before or after the meeting.  The attendance of any stockholder at a meeting, in person or by proxy,  without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

                            6. INSPECTORS OF ELECTION

                  The  Board  of  Directors,  in  advance  of any  stockholders'
meeting,  may  appoint  one or  more  inspectors  to act at the  meeting  or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders'  meeting may, and on the request of any stockholder  entitled to vote thereat shall,  appoint two inspectors.  In case any person appointed fails to appear or act,  the  vacancy may be filled by  appointment  in advance of the meeting by the Board or at the  meeting by the person  presiding  thereat.  Each inspector,  before entering upon the discharge of his or her duties,  shall take and sign an oath  faithfully  to execute  the duties of such  inspector  at such meeting  with  strict  impartiality  and  according  to the  best  of his or her ability.

                  The   inspectors   shall   determine   the  number  of  shares
outstanding and the voting power of each, the shares represented at the meeting, the  existence of a quorum,  and the  validity and effect of proxies,  and shall receive  votes,  ballots or consents,  hear and  determine  all  challenges  and questions arising in connection with the right to vote at the meeting, count and tabulate all votes,  ballots or consents,  determine the result thereof,  and do such acts as are proper to conduct  the  election  or vote with  fairness to all stockholders.  On request  of the person  presiding  at the  meeting,  or of any stockholder  entitled to vote  thereat,  the  inspectors  shall make a report in writing  of any  challenge,  question  or  matter  determined  by them and shall execute a certificate of any fact found by them. Any report or certificate  made by them  shall be prima  facie  evidence  of the  facts  stated  and of any vote certified by them.

                       7. LIST OF STOCKHOLDERS AT MEETINGS

                  A list of the stockholders as of the record date, certified by the  Secretary  or any  Assistant  Secretary  or by a transfer  agent,  shall be produced at any meeting of the  stockholders  upon the request  thereat or prior thereto of any  stockholder.  If the right to vote at any meeting is challenged, the inspectors of election, or the person presiding thereat,  shall require such list of the  stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

                           8. QUALIFICATION OF VOTERS

                  Unless otherwise provided in the Certificate of Incorporation, every  stockholder  of  record  shall  be  entitled  at  every  meeting  of  the stockholders  to one vote for every share  standing in its name on the record of the stockholders.

                  Treasury  shares as of the record  date and shares  held as of the record date by another  domestic or foreign  corporation  of any kind,  if a majority of the shares  entitled to vote in the  election of  directors  of such other corporation is held as of the record date by the Corporation, shall not be shares  entitled  to vote or to be counted in  determining  the total  number of outstanding shares.

                  Shares   held  by  an   administrator,   executor,   guardian,
conservator, committee or other fiduciary, other than a trustee, may be voted by such  fiduciary,  either in person or by proxy,  without  the  transfer  of such shares into the name of such fiduciary. Shares held by a trustee may be voted by the  trustee,  either in person or by proxy,  only  after the  shares  have been transferred  into the  name of the  trustee  or into  the name of the  trustee's nominee.

                  Shares  standing  in the name of another  domestic  or foreign corporation of any type or kind may be voted by such officer,  agent or proxy as the  bylaws  of  such  corporation  may  provide,  or,  in the  absence  of such provision, as the board of directors of such corporation may determine.

                  No stockholder shall sell his or her vote, or issue a proxy to vote,  to any  person  for any sum of  money or  anything  of  value  except  as permitted by law.

                            9. QUORUM OF STOCKHOLDERS

                  The  holders  of a majority  of the shares of the  Corporation issued and outstanding  and entitled to vote at any meeting of the  stockholders shall  constitute a quorum at such meeting for the  transaction of any business, provided that when a specified  item of business is required to be voted on by a class or series,  voting as a class,  the holders of a majority of the shares of such  class or series  shall  constitute  a quorum for the  transaction  of such specified item of business.

                  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

                  The stockholders who are present in person or by proxy and who are  entitled  to vote may,  by a majority  of votes  cast,  adjourn the meeting despite the absence of a quorum,  without notice other than  announcement at the meeting  unless  otherwise  provided in the DGCL or  By-Laws,  until a quorum is obtained.

                                   10. PROXIES

                  Every  stockholder  entitled  to  vote  at a  meeting  of  the stockholders,  or to express consent or dissent without a meeting, may authorize another person or persons to act for the stockholder by proxy.

                  Every proxy must be signed by the stockholder or its attorney.
No proxy  shall be valid  after the  expiration  of eleven  months from the date thereof unless otherwise  provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

                  The  authority  of the  holder  of a proxy to act shall not be revoked by the  incompetence or death of the stockholder who executed the proxy, unless before the authority is exercised  written notice of an  adjudication  of such incompetence or of such death is received by the Secretary or any Assistant
Secretary.

                       11. VOTE OR CONSENT OF STOCKHOLDERS

                  Directors,  except  as  otherwise  required  by law,  shall be elected by a  plurality  of the votes cast at a meeting of  stockholders  by the holders of shares entitled to vote in the election.

                  Whenever  any  corporate  action,  other than the  election of directors,  is to be taken by vote of the  stockholders,  it  shall,  except  as otherwise  required by law, be  authorized  by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

                  Unless otherwise provided in the Certificate of Incorporation, all  elections  of  directors  shall be by written  ballot.  Voting on all other matters  need not be by written  ballot  unless  ordered by the  chairman of the meeting or if so requested by any stockholder present or represented by proxy at the meeting and entitled to vote on such matter.  If  authorized by the Board of
Directors,  the  requirement  of a written  ballot may be  satisfied by a ballot submitted by electronic submission,  accompanied by the information specified in the DGCL.

                  Whenever  stockholders  are  required or permitted to take any action by vote,  such action may be taken without a meeting on written  consent, setting forth the action so taken,  signed by the holders of  outstanding  stock having not less than the  minimum  number of votes that  would be  necessary  to authorize or take such action at a meeting at which all shares  entitled to vote thereon  were  present and voted.  Notice of the taking of such action  shall be given promptly to each  stockholder  that did not consent  thereto in writing to the extent such notice is required by the provisions of the DGCL.

                           12. FIXING THE RECORD DATE

                  For the purpose of determining  the  stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment  thereof, or to express consent to or dissent from any proposal without a meeting,  or for the  purpose of  determining  stockholders  entitled  to receive  payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of  Directors  may fix, in advance,  a date as the record date for any such  determination  of  stockholders.  Such date shall not be less than ten nor more than sixty days before the date of such  meeting,  nor more than sixty days prior to any other  action.  If no record  date is fixed,  the  record  date for determining  stockholders  entitled  to  notice  of or to vote at a  meeting  of stockholders shall be at the close of business on the day next preceding the day on which notice is given,  or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held; the record date for determining  stockholders  entitled to express  consent to  corporate  action in writing  without a meeting,  when no prior  action by the Board of  Directors is necessary, shall be the day on which the first written consent is expressed; and
the record date for any other  purpose  shall be at the close of business on the day on which the Board of Directors adopts the resolution  relating thereto.  If no record date is fixed, the record date for determining  stockholders  entitled to notice of or to vote at a meeting  of  stockholders  shall be at the close of business  on the day next  preceding  the day on which  notice is given,  or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express  consent to corporate  action in writing  without a meeting,  when no prior action by the Board of Directors is  necessary,  shall be the day on which the first  written  consent  is  expressed;  and the  record  date for any other purpose  shall be at the  close of  business  on the day on which  the  Board of
Directors adopts the resolution relating thereto.

                  When a  determination  of  stockholders  of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof,  unless the Board of Directors fixes a new record date for the adjourned meeting.

                      13. CHAIRMAN AND SECRETARY AT MEETING

                  At each meeting of stockholders the Non-Executive  Chairman of the Board, or in such person's  absence the person  designated in writing by the
Non-Executive  Chairman of the Board,  or if no person is so designated,  then a person  designated by the Board of  Directors,  shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by  plurality  vote.  The  Secretary,  or in  such  person's  absence  a  person designated  by the  chairman  of the  meeting,  shall  act as  secretary  of the meeting.

                                   ARTICLE II
                               BOARD OF DIRECTORS

                1. POWER OF BOARD AND QUALIFICATION OF DIRECTORS

                  The business of the Corporation  shall be managed by the Board of Directors. Each director shall be at least eighteen years of age.

                             2. NUMBER OF DIRECTORS

                  The  number of  directors  constituting  the  entire  Board of
Directors shall be the number, not less than three nor more than ten, fixed from time  to  time  by a  majority  of the  total  number  of  directors  which  the
Corporation  would have,  prior to any  increase or  decrease,  if there were no vacancies,  provided,  however,  that no decrease  shall  shorten the term of an incumbent  director,  and  provided  further  that if all of the  shares  of the
Corporation   are  owned   beneficially   and  of  record  by  less  than  three
stockholders,  the number of directors  may be less than three but not less than the number of stockholders.  Until otherwise fixed by the directors,  the number of directors constituting the entire Board shall be four.

                        3. ELECTION AND TERM OF DIRECTORS

                  At each annual  meeting of  stockholders,  directors  shall be elected to hold office until the next annual meeting and until their  successors have been elected and qualified or until their death,  resignation or removal in the manner hereinafter provided.

                 4. QUORUM OF DIRECTORS AND ACTION BY THE BOARD

                  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business,  and,  except where  otherwise  provided herein, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

                  Any action  required or  permitted to be taken by the Board of
Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing  the action.  The resolution and the written  consent thereto by the members  of the  Board  or  committee  shall be filed  with the  minutes  of the proceedings of the Board or committee.

                            5. MEETINGS OF THE BOARD

                  An annual  meeting of the Board of Directors  shall be held in each year directly after the annual meeting of stockholders. Regular meetings of the  Board  shall be held at such  times as may be fixed by the  Board.  Special meetings of the Board may be held at any time upon the call of the Non-Executive

Chairman  of the  Board,  Chief  Executive  Officer,  the  President  or any two
directors.

                  Meetings  of the  Board  of  Directors  shall  be held at such places as may be fixed by the Board for annual and regular  meetings  and in the notice of meeting for special meetings. If no place is so fixed, meetings of the
Board shall be held at the principal office of the Corporation.  Any one or more members of the Board of  Directors  may  participate  in  meetings by means of a conference telephone or similar communications equipment.

                  No notice  need be given of annual or regular  meetings of the
Board of Directors.  Notice of each special  meeting of the Board shall be given to each director either by mail not later than noon, New York time, on the third day prior to the meeting or by  telegram,  written  message not later than noon,
New York time, on the day prior to the meeting.  Notices are deemed to have been properly given if given:  by mail,  when deposited in the United States mail; by telegram at the time of filing; or by messenger at the time of delivery. Notices by mail,  telegram or  messenger  shall be sent to each  director at the address designated by the director for that purpose, or, if none has been so designated, at the last known residence or business address of the director.

                  Notice of a  meeting  of the  Board of  Directors  need not be given to any director who submits a signed  waiver of notice  whether  before or after the meeting, or who attends the meeting without protesting,  prior thereto or at its commencement, the lack of notice to any director.

                  A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

                  A majority of the directors  present,  whether or not a quorum is present,  may adjourn  any meeting to another  time and place.  Notice of any adjournment of a meeting to another time or place shall be given,  in the manner described  above,  to the  directors  who  were not  present  at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

                 6. PRESIDING OFFICER AND SECRETARY AT MEETINGS

                  Each meeting of the Board of Directors  shall be presided over by the  Non-Executive  Chairman of the Board or in such person's absence by such member  of the  Board of  Directors  as  shall be  chosen  at the  meeting.  The
Secretary,  or in such  person's  absence an Assistant  Secretary,  shall act as secretary of the meeting,  or if no such officer is present,  a secretary of the meeting shall be designated by the person presiding over the meeting.

                                 7. RESIGNATIONS

                  Any  director  of the  Corporation  may  resign at any time by giving written notice to the Board of Directors,  the Chief  Executive  Officer,
the President or the Secretary of the Corporation.  Such resignation  shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

                             8. REMOVAL OF DIRECTORS

                  Any one or more of the  directors  may be removed for cause by action of the Board of  Directors.  Any or all of the  directors  may be removed with or without cause by vote of the stockholders.

                  9. NEWLY CREATED DIRECTORSHIPS AND VACANCIES

                  Newly created directorships  resulting from an increase in the number of directors  and  vacancies  occurring in the Board of Directors for any reason except the removal of directors by stockholders  may be filled by vote of a majority of the directors then in office,  although less than a quorum exists.
Vacancies  occurring  as a result of the removal of  directors  by  stockholders shall be filled by the stockholders.  A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his or her predecessor.

                 10. EXECUTIVE AND OTHER COMMITTEES OF DIRECTORS

                  The Board of Directors, by resolution adopted by a majority of the entire Board,  may designate  from among its members an executive  committee and other committees each consisting of one or more directors and each of which, to the extent  provided in the  resolution,  shall have all the authority of the
Board,  except that no such  committee  shall have authority as to the following
matters:   (a)  the  submission  to   stockholders  of  any  action  that  needs
stockholders'  approval;  (b) the  filling of  vacancies  in the Board or in any committee;  (c) the fixing of  compensation  of the directors for serving on the
Board or on any  committee;  (d) the  amendment or repeal of the bylaws,  or the adoption of new bylaws;  (e) the  amendment or repeal of any  resolution  of the
Board which,  by its term,  shall not be so amendable or repealable;  or (f) the removal or indemnification of directors.

                  The Board of Directors may designate one or more  directors as alternate  members of any such  committee,  who may replace any absent member or members at any meeting of such committee.

                  Unless a greater  proportion  is  required  by the  resolution designating a committee,  a majority of the entire  authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the  members  present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

                  Each such  committee  shall serve at the pleasure of the Board of Directors.

                          11. COMPENSATION OF DIRECTORS

                  The  Board  of  Directors  shall  have  authority  to fix  the compensation of directors for services in any capacity.

                   12. INTEREST OF DIRECTORS IN A TRANSACTION

                  Unless  shown  to  be  unfair  and   unreasonable  as  to  the
Corporation, no contract or other transaction between the Corporation and one or more of its directors,  or between the  Corporation  and any other  corporation, firm,  association  or other  entity in which one or more of the  directors  are directors or officers,  or are financially  interested,  shall be either void or voidable,  irrespective  of whether such  interested  director or directors  are present at a meeting of the Board of Directors, or of a committee thereof, which authorizes such contract or transaction and  irrespective of whether his, her or their  votes are  counted  for such  purpose.  In the  absence of fraud any such contract and transaction  conclusively may be authorized or approved as fair and reasonable by: (a) the Board of Directors or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although such interested director or directors may be counted in  determining  the  presence of a quorum at the  meeting  which
authorizes  such  contract  or   transaction),   if  the  fact  of  such  common
directorship,  officership  or  financial  interest is disclosed or known to the
Board or committee, as the case may be; or (b) the stockholders entitled to vote for the  election of  directors,  if such common  directorship,  officership  or financial interest is disclosed or known to such stockholders.

                  Notwithstanding  the foregoing,  no loan,  except  advances in connection  with  indemnification,  shall  be  made  by the  Corporation  to any director unless it is authorized by vote of the  stockholders  without  counting any shares of the  director who would be the borrower or unless the director who would be the borrower is the sole stockholder of the Corporation.

                                   ARTICLE III
                                    OFFICERS

                             1. ELECTION OF OFFICERS

                  The Board of Directors,  as soon as may be  practicable  after the annual election of directors,  shall elect a  Non-Executive  Chairman of the
Board, Chief Executive Officer, a President, a Secretary,  and a Treasurer,  and
from time to time may elect or appoint such other  officers as it may determine.
Any two or more  offices  may be held by the same  person,  except that the same person may not hold the offices of President and Secretary  unless the person is the sole stockholder of the Corporation and holding of said offices of President and  Secretary by such person is permitted  under  applicable  law. The Board of
Directors may also elect one or more Vice Presidents,  Assistant Secretaries and
Assistant Treasurers.

                                2. OTHER OFFICERS

                  The Board of  Directors  may appoint  such other  officers and agents as it shall deem  necessary  who shall hold their  offices for such terms and shall  exercise  such powers and perform such duties as shall be  determined from time to time by the Board.

                                 3. COMPENSATION

                  The  salaries of all  officers  and agents of the  Corporation shall be fixed by the Board of Directors.

                          4. TERM OF OFFICE AND REMOVAL

                  Each  officer  shall  hold  office for the term for which such officer is elected  or  appointed,  and until a  successor  has been  elected or appointed and  qualified.  Unless  otherwise  provided in the  resolution of the
Board of Directors  electing or appointing an officer,  the term of office shall extend to and  expire at the  meeting  of the Board  following  the next  annual meeting of stockholders. Any officer may be removed by the Board with or without cause,  at any time.  Removal  of an  officer  without  cause  shall be  without prejudice  to the  officer's  contract  rights,  if  any,  and the  election  or appointment of an officer shall not of itself create contract rights.

                                 5. RESIGNATION

                  Any  officer  of the  Corporation  may  resign  at any time by giving  written  notice  of such  resignation  to the  Board of  Directors,  the
Non-Executive  Chairman of the Board,  the  President  or the  Secretary  of the
Corporation.  Any such  resignation  shall  take  effect  at the time  specified therein  or,  if no time be  specified,  upon  receipt  thereof  by the Board of
Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                  6. VACANCIES

                  Any vacancy  however  caused in any office of the  Corporation may be filled by the Board of Directors.

                     7. NON-EXECUTIVE CHAIRMAN OF THE BOARD

                  The  Non-Executive  Chairman of the Board shall preside at all meetings of the Board of Directors  and shall have and perform such other duties as may be assigned to him or her by the Board of the Directors.

                           8. CHIEF EXECUTIVE OFFICER

                  The  Chief  Executive  Officer  shall be the  chief  executive officer of the Corporation  and shall have general and active  management of the business of the Corporation and shall see that all orders and resolutions of the
Board of Directors are carried into effect.  The Chief  Executive  Officer shall also preside at all meetings of the stockholders and the Board of Directors.

                  The Chief  Executive  Officer or the  President  shall execute bonds,  mortgages and other  contracts  requiring a seal,  under the seal of the
Corporation,  except where  required or permitted by law to be otherwise  signed and  executed  and except  where the  signing  and  execution  thereof  shall be expressly  delegated by the Board of Directors to some other officer or agent of the Corporation.

                                  9. PRESIDENT

                  The President shall assist the Chief Executive  Officer in the general  and active  management  of the  business of the  Corporation  and shall assist the Chief Executive  Officer in seeing that all orders and resolutions of the Board of Directors are carried into effect.

                  The  President or the Chief  Executive  Officer  shall execute bonds,  mortgages and other  contracts  requiring a seal,  under the seal of the
Corporation,  except where  required or permitted by law to be otherwise  signed and  executed  and except  where the  signing  and  execution  thereof  shall be expressly  delegated by the Board of Directors to some other officer or agent of the Corporation.

                  The President,  during the absence or disability of or refusal to act by the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties as the
Board of Directors shall prescribe.

                               10. VICE PRESIDENTS

                  The Vice  Presidents,  in the order designated by the Board of
Directors,  or in the  absence  of any  designation,  then in the order of their election,  during  the  absence  or  disability  of or  refusal  to  act  by the
President, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

                     11. SECRETARY AND ASSISTANT SECRETARIES

                  The  Secretary  shall  attend  all  meetings  of the  Board of
Directors and all meetings of the stockholders and record all the proceedings of the  meetings of the  Corporation  and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when  required.  The  Secretary  shall give or cause to be given,  notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall  perform such other duties as may be  prescribed by the Board of Directors or President,  under whose  supervision  the  Secretary  shall be. The Secretary shall have custody of the corporate seal of the  Corporation  and the Secretary, or an  Assistant  Secretary,  shall  have  authority  to  affix  the same to any instrument  requiring  it  and  when  so  affixed,  it may  be  attested  by the
Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors  may give general  authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

                  The  Assistant  Secretary,  or if there be more than one,  the
Assistant  Secretaries in the order designated by the Board of Directors,  or in the  absence of such  designation  then in the order of their  election,  in the absence of the Secretary or in the event of the Secretary's inability or refusal to act,  shall  perform the duties and exercise the powers of the  Secretary and shall  perform  such other  duties  and have such  other  powers as the Board of
Directors may from time to time prescribe.

                     12. TREASURER AND ASSISTANT TREASURERS

                  The Treasurer  shall have the custody of the  corporate  funds
and  securities;   shall  keep  full  and  accurate  accounts  of  receipts  and disbursements  in books  belonging  to the  Corporation;  and shall  deposit all moneys  and  other  valuable  effects  in the  name  and to  the  credit  of the
Corporation in such depositories as may be designated by the Board of Directors.

                  The  Treasurer  shall  disburse the funds as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors,  at its regular meetings, or when  the  Board  of  Directors  so  requires,  an  account  of  all  his or her transactions as Treasurer and of the financial condition of the Corporation.

                  If required by the Board of  Directors,  the  Treasurer  shall give the  Corporation  a bond in such sum and with such  surety or  sureties  as shall be satisfactory to the Board of Directors for the faithful  performance of the  duties  of  the  office  of  Treasurer,  and  for  the  restoration  to the
Corporation,  in the case of the Treasurer's death,  resignation,  retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer  belonging to the Corporation.

                  The Assistant  Treasurer,  or if there shall be more than one, the Assistant  Treasurers in the order designated by the Board of Directors,  or in the absence of such designation,  then in the order of their election, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act,  shall  perform the duties and exercise the powers of the  Treasurer and shall  perform  such other  duties  and have such  other  powers as the Board of
Directors may from time to time prescribe.

                              13. BOOKS AND RECORDS

                  The Corporation shall keep: (a) correct and complete books and records of account; (b) minutes of the proceedings of the stockholders, Board of
Directors  and  any  committees  of  directors;  and (c) a  current  list of the directors and officers and their residence addresses. The Corporation shall also keep at its principal office a record  containing the names and addresses of all stockholders,  the  number  and class of shares  held by each and the dates when they respectively became the owners of record thereof.

                  The  Board of  Directors  may  determine  whether  and to what extent and at what times and places and under what  conditions  and  regulations any accounts, books, records or other documents of the Corporation shall be open to inspection,  and no creditor,  security holder or other person shall have any right  to  inspect  any  accounts,  books,  records  or other  documents  of the
Corporation except as conferred by statute or as so authorized by the Board.

                             14. CHECKS, NOTES, ETC.

                  All  checks  and   drafts   on,  and   withdrawals   from  the
Corporation's accounts with banks or other financial institutions, and all bills of exchange,  notes and other instruments for the payment of money, drawn, made, endorsed,  or accepted by the Corporation,  shall be signed on its behalf by the person or persons  thereunto  authorized  by, or pursuant to resolution  of, the
Board of Directors.

                                   ARTICLE IV
                      CERTIFICATES AND TRANSFERS OF SHARES

                         1. FORMS OF SHARE CERTIFICATES

                  The  share  of  the   Corporation   shall  be  represented  by
certificates,  in such forms as the Board of Directors may prescribe,  signed by the President or a Vice President and the Secretary or an Assistant Secretary or
the Treasurer or an Assistant Treasurer.  The shares may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is  countersigned by a transfer agent or registered by a registrar  other than the  Corporation or its employee.
In case any officer who has signed or whose facsimile  signature has been placed upon a certificate  shall have ceased to be such officer before such certificate is issued,  it may be issued by the Corporation  with the same effect as if such officer were in office at the date of issue.

                  Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the  certificate,  or shall  state that the Corporation will furnish to any stockholder upon request and without charge,
a  full  statement  of  the  designation,   relative  rights,   preferences  and
limitations of the shares of each class of shares, if more than one,  authorized to be issued and the designation,  relative rights,  preferences and limitations of each series of any class of preferred  shares  authorized to be issued so far as the same have been fixed,  and the  authority  of the Board of  Directors  to designate and fix the relative  rights,  preferences  and  limitations  of other series.

                  Each certificate representing shares shall state upon the face thereof:  (a) that the  Corporation  is  formed  under  the laws of the State of
Delaware;  (b) the name of the  person or persons  to whom  issued;  and (c) the number and class of shares,  and the  designation  of the series,  if any, which such certificate represents.

                             2. TRANSFERS OF SHARES

                  Shares of the Corporation  shall be transferable on the record of stockholders  upon  presentment to the Corporation or its transfer agent of a certificate or certificates representing the shares requested to be transferred, with  proper  endorsement  on  the  certificate  or on a  separate  accompanying document,  together  with such  evidence of the  payment of  transfer  taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

                              3. HOLDERS OF RECORD

                  Prior to due  presentment  for  registration  of transfer  the
Corporation  may  treat  the  holder  of  record  of a share of its stock as the complete owner thereof  exclusively  entitled to vote, to receive  notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

                 4. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES

                  No certificate for shares of the  Corporation  shall be issued in place of any certificate  alleged to have been lost,  destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors upon: (a)
production  of  evidence of loss,  destruction  or  wrongful  taking  before the
Corporation  has notice that the stock  certificate  has been acquired by a bona fide  purchaser;  (b) delivery of a bond  indemnifying  the  Corporation and its agents  against any claim that may be made  against it or them on account of the alleged loss,  destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;  (c) payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new  certificate;
and (d) compliance with other such reasonable requirements as may be imposed.

                                    ARTICLE V
                                  OTHER MATTERS

                               1. INDEMNIFICATION

                  The Corporation  shall, to the fullest extent permitted by the
DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to  indemnify  under said  statute from and against any and all of the expenses,  liabilities or other matters referred to in or covered by said statute, and the indemnification provided for herein shall not be deemed exclusive  of any other  rights to which any  person may be  entitled  under any
By-Law,  resolution of  shareholders,  resolution of  directors,  agreement,  or otherwise,  as permitted  by said  statute,  both as to action in such  person's official  capacity  and as to action in  another  capacity  while  holding  such office,  and shall  continue  as to a person  who has  ceased to be a  director, officer,  employee  or agent  and  shall  inure  to the  benefit  of the  heirs, executors and administrators of such person. This Section 5.1 shall be construed to give the  Corporation  the broadest power  permissible by the DGCL, as it now stands and as from time to time amended.

                               2. WAIVER OF NOTICE

                  Whenever   notice   is   required   by  the   Certificate   of
Incorporation,  the  By-Laws  or  any  provision  of  the  DGCL,  a  written  or electronically  transmitted  waiver  thereof,  signed by the person  entitled to notice,  whether  before or after the time  required for such  notice,  shall be deemed  equivalent  to  notice.  Attendance  of  a  person  at a  meeting  shall constitute a waiver of notice of such meeting,  except when the person attends a meeting for the express  purpose of objecting,  at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither  the  business to be  transacted  at, nor the purpose of, any regular  or  special  meeting  of the  stockholders,  directors  or members of a committee of directors need be specified in any written waiver of notice.

                                3. CORPORATE SEAL

                  The Board of Directors may adopt a corporate seal,  alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

                                 4. FISCAL YEAR

                  The fiscal year of the Corporation  shall be the twelve months ending  December  31st,  or such  other  period  as may be fixed by the Board of
Directors.

                                  5. AMENDMENTS

                  Bylaws of the Corporation may be adopted,  amended or repealed by vote  of the  holders  of the  shares  at the  time  entitled  to vote in the election of any  directors.  Bylaws may also be adopted,  amended or repealed by the Board of  Directors,  but any bylaws  adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as herein above provided.

                  If any bylaw regulating an impending  election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders  for the election of directors the bylaw so adopted, amended or repealed,  together with a concise statement of the changes made.